Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

PINNACLE ENTERTAINMENT, INC.

(Exact name of obligor as specified in its charter)

Delaware	95-3667491
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ACE Gaming, LLC	New Jersey	54-2131351
AREH MLK LLC	Delaware	None
AREP Boardwalk Properties LLC	Delaware	26-4464389
Belterra Resort Indiana, LLC	Nevada	93-1199012
BILOXI CASINO CORP.	Mississippi	64-0814408
Boomtown, LLC	Delaware	94-3044204
Casino Magic Corp.	Minnesota	64-0817483
Casino One Corporation	Mississippi	64-0814345
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179
Mitre Associates LLC	Delaware	None
OGLE HAUS, LLC	Indiana	31-1672109
PNK (Baton Rouge) Partnership	Louisiana	72-1246016
PNK (BOSSIER CITY), INC.	Louisiana	64-0878110
PNK Development 7, LLC	Delaware	20-4328580
PNK Development 8, LLC	Delaware	20-4486902
PNK Development 9, LLC	Delaware	20-4328766
PNK Development 13, LLC	New Jersey	20-4330677
PNK (ES), LLC	Delaware	51-0534293
PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452
PNK (Ohio), LLC	Ohio	27-3970406
PNK (Ohio) II, LLC	Ohio	36-4701883
PNK (Ohio) III, LLC	Ohio	32-0344828
PNK (Reno), LLC	Nevada	88-0101849
PNK (River City), LLC	Missouri	20-4330736
PNK (SCB), L.L.C.	Louisiana	72-1233908
PNK (ST. LOUIS RE), LLC	Delaware	51-0553585
PNK (STLH), LLC	Delaware	51-0553583
PSW PROPERTIES LLC	Delaware	None
Yankton Investments, LLC	Nevada	83-0445853

8918 Spanish Ridge Avenue Las Vegas, Nevada	89148
(Address of principal executive offices)	(Zip code)

Senior Subordinated Debt Securities

and Guarantees of Senior Subordinated Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California on the 27th day of February, 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2011, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	648
Interest-bearing balances	396
Securities:
Held-to-maturity securities	0
Available-for-sale securities	808,707
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	95,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	7,620
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	187,688
Other assets	175,314

Total assets	$2,132,187

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LIABILITIES

Deposits:
In domestic offices	506
Noninterest-bearing	506
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	228,471
Total liabilities	497,668
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	506,347
Accumulated other comprehensive income	5,652
Other equity capital components	0
Not available
Total bank equity capital	1,634,519
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,634,519

Total liabilities and equity capital	2,132,187

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz        )             CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	) Directors(Trustees)
William D. Lindelof, MD	)

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